Exhibit 10.32

EXECUTION COPY

DEVELOPMENT AGREEMENT

This Development Agreement (this “Agreement”) is made and entered into as of the 8th day of May, 2004 (the “Effective Date”), by and between AMEDICA CORP., a Delaware corporation (“Amedica”), and JIM A. YOUSSEF, M.D. (“Youssef’).

RECITALS:

A. Amedica is in the business of designing, developing and selling various products and applications for medical and biomedical uses and from various materials, including the use of advanced ceramic materials.

B. Amedica desires to continue to encourage, through collaboration among two or more professionals (“Collaborators”), the conceiving, development, testing, marketing and dealing with novel devices for implant in or use with the spine in medical and surgical procedures (“Devices”), whether manufactured from ceramic materials or other materials.

C. Youssef is an orthopedic surgeon having knowledge and expertise relating to the spine.

D. The parties desire to enter into arrangements between the parties to assist in the future development, approval, trial and clinical use of Devices.

NOW, THEREFORE, for and in consideration of the mutual promises and covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree and represent as follows:

1. Definitions. For purposes of this Agreement, the following terms shall have the following definitions:

a. “Development Services” means the development and related services as requested by Amedica relating to the conceptualization, development, testing, approval and related matters involving the Devices more fully described in Section 2, below.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

b. “Devices” means all ideas, discoveries, creations, improvements, know-how, inventions, designs, developments, apparatus, techniques, methods, processes, and materials, whether or not patentable, including all rights to obtain, perfect or enforce any proprietary interests therein, in the Field of Interest, which Youssef, whether alone or in concert with others, may conceive, reduce to practice or develop during the Term (or, if based on or related to any confidential or proprietary information of Amedica, within [***********] after the termination of this Agreement), alone or in conjunction with another, or others, whether during or out of regular business hours, and whether at the request or upon the suggestion of Amedica, or otherwise. These Devices include but are not limited to those items more fully identified on Schedule A -attached hereto.

c. “Field of Interest” means the development, testing and commercializing of biomedical or surgical devices, covered by current Amedica patent applications and further Amedica developments, and utilizing ceramic materials, intended for use in diagnosing, preventing or treating diseases or conditions affecting the spine or related structure or tissues or any applications thereof. Amedica may expand or otherwise change the definition of its Field of Interest at any time, as long as this expansion continues to be related to ceramic materials, which new definition will be binding upon Youssef ten (10) days after written notice to Youssef thereof.

d. “Collaborators” refer to the list of professionals more fully identified on Schedule B attached hereto.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

2. Cooperative Development Arrangements. The parties intend that Youssef, in collaboration and cooperation with the Collaborators shall diligently perform the Development Services and provide reasonable input and expertise from Youssef and each Collaborator hereunder. The Development Services shall include, without limitation, the following

a. Examining and reviewing the characteristics of the Devices and the nature of the materials with which the Devices are constructed.

b. Providing expertise in ideas and testing pertaining to the Devices, and coordination with other Amedica personnel and third parties related to such testing, as requested by Amedica.

c. Providing guidance and assistance in the clinical details of the Devices.

d. Using commercially reasonable efforts to generate interest in the Devices from companies who may seek to enter into a transaction with Amedica relating to the Devices.

e. Assisting in the filing of provisional patents and other patents pertaining to the Devices as determined by Amedica.

f. Assisting in applying for or otherwise seeking regulatory approval for the Devices or surgical processes for their implantation or other use.

3. Term and Termination.

a. The term (the “Term”) of this Agreement shall commence as of the Effective Date and shall continue until the later of: (i) ten (10) years from the date hereof; or (ii) the expiration of patent rights on the Devices, unless earlier terminated as provided hereunder.

b. Either party has the right to terminate this Agreement at any time upon thirty (30) days’ prior written notice to the other. In such event, Amedica shall be obligated to continue to pay royalty payments earned for Devices resulting from Youssef’s Development Services up to the date of termination.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

c. Upon the death or termination of another Collaborator, not resulting in the termination of the Agreement by Youssef and any other Collaborator, this Agreement shall continue (subject to Subsection 3(b) above) as to Youssef and remaining Collaborator(s); provided, that the remaining parties to this Agreement shall, as soon as reasonably possible, negotiate in good faith any modifications to Youssef’s duties and compensation as may be appropriate under the circumstances.

4. Compensation for Assignment and Sale Proprietary Rights. As full consideration for the Development Services and any assignment of right in Devices to Amedica pursuant to Section 9 hereof, Amedica shall pay Youssef the total of the following:

a. Youssef shall, in the form of royalty or similar payments, receive an equal share of the total of up to [************] of the Net After-Tax Profits as separately agreed among Youssef, Amedica and the other Collaborators; provided, that this is subject to the provisions of Subsections 4(c) and 4(d) below. “Net After-Tax Profits” is defined as that portion of profits received by Amedica attributable to sale of Devices, after deducting from all gross proceeds from such sales the costs and expenses attributable to the development, testing, marketing and sale of the Devices (but not including any Amedica overhead or expenses unrelated to the Devices), and less all sales, use, occupation or excise taxes and all income taxes applicable to income generated from the Devices.

b. Youssef’s respective share of the Net After-Tax Profits shall be determined by Youssef and Amedica, in good faith, based upon Youssef’s contribution to the final form of the Devices, relative to the contributions of Amedica, other Collaborators and any third parties. Such share shall be calculated on a monthly basis, with payment to Youssef of each monthly amount no later than the last day of the following month.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

c. Upon Youssef’s death, or upon letters from two independent physicians that Youssef is disabled and unable to perform the nature of the Development Services hereunder, this Agreement shall terminate as to Youssef; provided, that Youssef (or Youssef’s surviving spouse or estate) shall continue to be entitled to receive the royalties as provided herein, applicable to all Devices completed for marketing prior to the date of death or disability.

d. Notwithstanding any provision herein to the contrary, income used for calculating royalties payable to Youssef hereunder shall not include any sales attributable to the use of any Devices by any hospital or surgical center where Youssef (or a partner, shareholder, employed or contracting physician) currently practices medicine.

No provision under this Agreement, either overtly or covertly, directly or indirectly, requires or contemplates that Youssef make any recommendations to Youssef’s patients or health care facilities with respect to Amedica’s Devices or other products. There shall be no adjustment to the percentage of royalties, or the rate of any other compensation, if any, resulting from the presence of or absence of, any recommendations of Amedica’s Devices or other products to Youssef’s patients or health care facilities by Youssef.

e. Amedica shall maintain separate accountings relating to the Devices. Youssef shall, at all times, have reasonable access to examine Amedica’s books and records relating to the Devices.

f. Youssef acknowledges that the payment provisions of this Section 4 represent the sole agreement between the parties with regard to Youssef’s compensation for all Development Services and any assignment of rights to the Devices; and Amedica shall not be

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

obligated to make, or otherwise be liable for, any additional payment of compensation or reimbursement of expenses with regard to Development Services or the Devices or other similar type payment. It is the parties’ intent that this Agreement provide for the “sale or exchange of a capital asset” by Youssef to Amedica under Internal Revenue Code Section 1235 entitled “Sale or Exchange of Patents,” and that all payments made to Youssef hereunder shall be taxed as long-term capital gains. Nothing in this Agreement to the contrary shall imply that the parties intend that the payments to Youssef hereunder shall be for anything other than the transfer of all proprietary rights that Youssef may have in the Devices. Amedica is making no warranties or representations, however, as to ultimate taxability of the payments to Youssef hereunder.

5. Facilities. To the extent necessary, Amedica shall provide Youssef office space, equipment, telephone, secretarial help and all other equipment and related services necessary for the performance of the Development Services hereunder.

6. Exclusivity. Amedica acknowledges that Youssef has other professional business and investment dealings in addition to his responsibilities under this Agreement and that Youssef will not be required to devote his time exclusively to his responsibilities hereunder. Notwithstanding any provision herein to the contrary, Youssef agrees that during the Term, Amedica shall have the exclusive right to the Devices.

7. Confidentiality.

a. Both during the Term and following termination of this Agreement for any reason, except as necessary for the performance of the Development Services hereunder, Youssef shall not, at any time or in any manner, directly or indirectly, use, divulge, disclose or communicate to any third-person or entity any information that was disclosed to or developed by Youssef during the course of performing the Development Services and which is not generally

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

available to the public, including, without limiting the generality of the foregoing: information regarding matters affecting or relating to Amedica’s business or its Devices; the nature of Amedica’s properties or products, whether developed or under development; the identity of Amedica’s customers; prices which Amedica obtains or has obtained with respect to its products or services; information as to Amedica’s discussions, negotiations and/or dealings with actual or potential third-party buyers, investors, licensees or co-venturers; Amedica’s costs, overhead or profit margin; or Amedica’s operational methods or its business plans and processes. All material as such will be labeled “confidential”.

b. Records. Promptly following termination of this Agreement, Youssef shall deliver to Amedica any and all property of Amedica which may be in his possession including products, materials, memoranda, notes, records, reports, writings, drawings, diskettes, models and other materials or other documents or photocopies of the same in any tangible form whatsoever constituting confidential or proprietary information of Amedica, and any of the foregoing in intangible form.

8. Covenant Not to Compete.

a. Certain Acknowledgments and Agreements. Youssef recognizes and acknowledges the competitive and proprietary nature of Amedica’s business operations. Youssef acknowledges and agrees that a business will be deemed competitive with Amedica if it engages in a line of business in which it develops, manufactures or sells any products provided or offered by Amedica or any similar products, or products fulfilling the same function, in the Field of Interest (such business to be referred to as a “Competitive Business”).

b. Youssef agrees that during the Term and for an additional [**********] after termination of this Agreement (which period shall be tolled during the period of any violation or breach of any of the provisions hereof and for a period of [**********] thereafter), whether such termination is voluntary or involuntary, Youssef shall not:

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

(i) for his benefit, or on behalf of any other person or entity, directly or indirectly, as principal, agent, stockholder, employee, consultant, representative or in any other capacity, own, manage, operate or control, or be concerned, connected or employed by, or otherwise associate in any manner with, engage in or have a financial interest in any Competitive Business anywhere in the continental United States of America (the “Restricted Territory”), except that nothing contained herein shall preclude Youssef from purchasing or owning securities of any such business if such securities are publicly traded, and provided that his holdings do not exceed one percent (1%) of the issued and outstanding securities of any class of securities of such business; or

(ii) either individually or on behalf of or through any third party, solicit, divert or appropriate or attempt to solicit, divert or appropriate, any known customers or patrons of Amedica; or

(iii) either individually or on behalf of or through any third party, directly or indirectly, solicit, entice or persuade or attempt to solicit, entice or persuade any other employees of or consultants to Amedica or any present or future parent, subsidiary or affiliate of Amedica to leave the services of Amedica or any such parent, subsidiary or affiliate for any reason.

c. Reasonableness of Restrictions. Youssef further recognizes and acknowledges that: (i) the restrictions in this Section 8 are reasonable in relation to the skills which represent his principal salable asset both to Amedica and to any prospective employers, and (ii) the geographical scope of the provisions of this Section 7 is reasonable, legitimate and

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

fair to Youssef in light of Amedica’s need to market its services and sell its products worldwide in order to have a sufficient customer base to make Amedica’s business profitable and in light of the limited restrictions on the type of employment prohibited herein compared to the types of employment for which Youssef is qualified to earn his livelihood.

d. Survival of Acknowledgments and Agreements. The acknowledgments and agreements set forth in this Section 8 shall survive the expiration or termination of this Agreement and the termination of Youssef’s employment, or consulting arrangements, with Amedica for any reason.

9. Ownership of Ideas, Copyrights and Patents.

a. Disclosure of Devices. Youssef agrees that he will promptly disclose all Devices to Amedica and that he will not publish any Devices, or any information with regard thereto, without the prior written consent of Amedica.

b. Property of Amedica. Amedica shall have the sole and exclusive right, even as to Youssef, to prepare, file, prosecute, obtain and maintain any and all patents and patent applications claiming any Devices. All Devices shall be the sole and exclusive property of Amedica and, subject to payment pursuant to the provisions of Section 3 hereof, Youssef hereby assigns to Amedica all of his right, title and interest in and to all of the Devices. Youssef further agrees to use his best efforts to ensure that no Devices will violate or infringe upon any right, patent, copyright, trademark or right of privacy, or constitute libel or slander against or violate any other rights of any person, firm or corporation.

c. Prior Rights. Youssef has attached hereto as Schedule C (i) a list of all proprietary concepts and inventions in which he has any right, title, or interest as of the date of his execution of this Agreement (“Prior Rights”), and (ii) a list of all Prior Rights made,

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

conceived, or developed, in whole or in part, by Youssef prior to the date of his execution of this Agreement, and Youssef represents that Schedule C is a complete and accurate list of all Prior rights.

d. Cooperation. Youssef hereby agrees to willfully cooperate with Amedica, its attorneys and agents in the preparation and filing of all papers and other documents as may be required to perfect Amedica’s rights in and to any Devices, including, but not limited to, performing all acts deemed necessary or desirable by Amedica (both during the Term and for a period of [***********] after expiration of this Agreement) and joining in any proceeding to obtain letters patent, copyrights, trademarks or other legal rights of the United States of America and of any and all other countries to Devices; provided, that, Amedica will bear the expense of all such proceedings. Youssef hereby agrees that any patent or other legal right covering any Device issued to Youssef personally, shall be assigned by Youssef to Amedica without charge by Youssef, except as specifically provided under Section 3 hereof.

e. Works Made For Hire. Without limiting the foregoing, Youssef further acknowledges that all original works of authorship made by such Youssef, within the Field of Interest, whether alone or jointly with others in the performance of the Development Services and which are protectable by copyright are “works made for hire” within the meaning of the United States Copyright Act, 17 U.S.C. § 101, as amended, the copyright of which shall be owned solely, completely and exclusively by Amedica. If any Device is considered to be work not included in the categories of work covered by the United States Copyright Act, 17 U.S.C. § 101, as amended, such work shall be owned solely by, or hereby assigned or transferred completely and exclusively to, Amedica.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

10. Representations and Warranties Regarding Prior Work and Legal Obligations.

a. Youssef hereby represents and warrants that he has no commitments or obligations with any prior employer or any other person or entity that, would restrict his ability to perform the Development Services, or is inconsistent with this Agreement and Youssef hereby agrees to indemnify and hold Amedica harmless against loss, damage, liability or expense arising from any claim based upon circumstances alleged to be inconsistent with such representation and warranty.

b. Youssef represents that he has been advised by Amedica that at no time should he divulge to, or use for the benefit of, Amedica any trade secret or confidential or proprietary information of any previous employer. Youssef acknowledges that he has not divulged or used any such information for the benefit of Amedica.

c. Youssef represents that he has not and will not misappropriate any invention that he played any part in creating while working for any former employer.

d. Youssef acknowledges that Amedica is basing important business decisions on these representations, and affirms that all of the statements included herein are true.

11. Equitable Remedies. Youssef acknowledges that the breach of the provisions of Sections 7, 8, 9 and 10 above shall constitute irreparable damage to Amedica and, accordingly, Amedica may, in addition to all other available remedies under law and equity, obtain injunctive relief upon an alleged violation of such Sections pending resolution on the merits of any claims raised by Amedica hereunder.

12. Stock Option Arrangements. As further consideration hereunder, the parties agree in good faith to negotiate an agreement granting Youssef certain rights to obtain options for the purchase of Amedica stock. The nature, amount and terms of such options shall be agreed upon by the parties in good-faith as soon as reasonably possible.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

13. Development Agreement Only. This Agreement constitutes a development agreement only. Nothing herein is intended, nor shall it be construed, to create any employer/ employee arrangement, partnership arrangement or other relationship between or among the parties except as expressly provided herein; and nothing herein is intended to grant to either party any right or interest in or to the assets, business or interests of the other parry, nor the right to bind the other party except as expressly herein provided.

14. Compliance with Laws and Regulations. The parties, at all times, shall interpret and apply the provisions of this Agreement strictly in accordance with all applicable laws and regulations, including, but not limited to, the so-called Stark federal anti-referral law and all Medicare and Medicaid laws and regulations.

If any provision of this Agreement is found, by any applicable court or government agency, to be in conflict with any applicable law or regulation, the provisions of such law or regulation shall govern; and the interpretation and operation under this Agreement shall be modified accordingly.

15. Indemnification by Amedica.

a. Amedica will indemnify and hold Youssef harmless from any and all claims, costs, judgments and expenses involving (i) any claim that any Device infringes or interferes with any patent or other proprietary claim of any third-party, and (ii) to the extent claimed or proven to be solely due to Device design or manufacturing defect (including reasonable attorneys’ fees) of whatever sort based on claims of product design or manufacturing defects whether sounding in negligence, strict liability at law, contract or statutory violation, and (iii) any, breach by Amedica of any provision of this Agreement.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

b. Any indemnification provided by Amedica hereunder shall not apply to any claim insofar as that claim (i) relates to a professional medical liability or malpractice claim brought against Youssef for professional acts or omissions in connection with the medical care or treatment associated with a Device; (ii) arises from any breach by Youssef of any provision of this Agreements; or (iii) arises from any knowing submission by Youssef of false data to Amedica or from any other intentional wrongdoing by Youssef.

c. Promptly upon Youssef’s receipt of information concerning the commencement of any third-party claim, demand, action, suit or proceeding (collectively, “Action”) which is the subject of indemnification hereunder, Youssef shall notify Amedica in writing of the commencement of the Action. Any failure to provide such prompt notice shall relieve Amedica of its indemnification obligations to the extent Amedica has been materially prejudiced by such failure. Amedica may select counsel at its own expense and control the defense of such indemnity claim; and Youssef may participate jointly with Amedica in such defense, at Youssef’s expense, in which event the parties shall reasonably cooperate with each other subject, however, to Amedica’s ultimate control of the defense. With respect to any Action relating solely to the payment of money damages, Amedica shall have the sole right to defend, settle, or otherwise dispose of such claim on such terms as Amedica, in its sole discretion, shall deem appropriate; provided, that Amedica shall provide reasonable evidence of its ability to pay any damages claimed. If the Action involves any claim in which Youssef would become subject to injunctive relief or to other equitable relief, or Youssef s business would be adversely affected in any manner, Amedica shall settle that claim only upon the written consent of Youssef, which shall not be unreasonably withheld.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

16. Indemnification by Youssef. Except to the extent that any such claims arise through the wrongful act or neglect of Amedica, Youssef will indemnify and hold Amedica harmless from any and all claims, costs, judgments and expenses arising from any breach by Youssef of any provision of this Agreement.

17. General.

a. Notices. All notices required or permitted to be given to a party hereunder shall be mailed by certified mail or registered mail, postage prepaid, to that party’s address set forth on the signature page of this Agreement (or to such other address specified in writing).

b. Default. If either party defaults in any of the covenants or provisions herein, the defaulting party shall pay all costs and attorneys’ fees incurred by the other party in enforcing its rights arising hereunder.

c. Governing Law and Venue. This Agreement shall be interpreted, performed and enforced according to the laws of Utah. Venue for any action hereof shall lie with the Third Judicial District Court of the State of Utah for the United States District Court for the District of Utah, Central Division.

d. Unenforceable Provision. If any provision of this Agreement is deemed unenforceable by any court of competent jurisdiction, the remaining provisions shall nonetheless be enforceable according to their terms. Further, if any provision is held to be over broad as written, such provision shall be deemed amended to narrow its application to the extent necessary to make the provision enforceable according to applicable law and shall be enforced as amended.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

e. Assignment. Amedica may assign its rights and obligations hereunder to any person or entity that succeeds to all or substantially all of Amedica’s business or that aspect of Amedica’s business in which Youssef is principally involved. Youssef’s rights and obligations under this Agreement may not be assigned by that Youssef without the prior written consent of Amedica.

f. Benefit. All statements, representations, warranties, covenants and agreements in this Agreement shall be binding on the parties hereto and shall inure to the benefit of the respective successors and permitted assigns of each party hereto. Nothing in this Agreement shall be construed to create any rights or obligations except between the parties hereto, and no person or entity shall be regarded as a third-party beneficiary of this Agreement, other than any future parent, subsidiary or affiliate of Amedica.

g. Entire Agreement. This Agreement embodies the entire agreement and understanding between and among the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Agreement shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

h. Modifications and Amendments. The terms and provisions of this Agreement may be modified or amended only by written agreement executed by the parties hereto.

i. Waivers and Consents. The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

j. Construction. The parties have participated equally in the formation of this Agreement and the language of this Agreement will not be presumptively construed against either party.

k. Counterparts. This Agreement may be executed in one or more counterparts, and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

l. Section Numbers and Headings. The Section and Subsection headings and numbers used herein are for purposes of convenience and shall not be considered in the interpretation of this Agreement.

IN WITNESS WHEREOF this 8th day of May, 2004.

AMEDICA

Address:	Amedica Corp.
A Delaware Corporation

Amedica Corporation
615 Arapeen Drive, Suite 302	By:	/s/ Ashok Khandkar
Salt Lake City, UT 84108	Its:	President and CEO

YOUSSEF
Address:

Jim Youssef
[********************]	/s/ Jim Youssef, M.D.
[********************]	Jim Youssef, M.D.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

SCHEDULE A

Devices

The Devices consist of the following, [*******************************]:

1.	[**********]

2.	[**********]

3.	[**********]

4.	[**********]

5.	[**********]

6.	[**********]

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

SCHEDULE B

List of Collaborators

[**************************]

[1]	[**********]

[2]	[**********], and

[3]	[**********]

[**************************]

[1]	[**********]

[2]	[**********]

[3]	[**********], and

[4]	[**********]

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

SCHEDULE C

Prior Rights

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act of 1933, as amended.